AMENDMENT AGREEMENT TO
                        OPTION TO PUCHASE JOINT VENTURE
                             AND ROYALTY AGREEMENT

                            RE:  GOOD HOPE PROPERTY


This Agreement made the 8 day of May, 2006.

BETWEEN:


            CONSOLIDATED GLOBAL MINERALS LTD. a company duly
            Duly Incorporated under the laws of the Province of Alberta, having an
            Office at 3003 - 438 Seymour Street, Vancouver,
            British Columbia V6B 6H4

            (hereinafter called "Global")

                                                               OF THE FIRST PART

AND

            DYNAMIC VENTRUES LTD., a company duly incorporated under the
            Laws of the Province of British Columbia, having an office at 200 - 675
            West Hastings Street, Vancouver, British Columbia V6B 1N2

            (hereinafter called "Dynamic")

                                                              OF THE SECOND PART

WHEREAS:

Global and Dynamic entered into an Option to Purchase, Join Venture and Royalty

Agreement (the "original Agreement") in or about February of 2004

AND WHEREAS the parties wish by this Agreement to vary some of the terms notwithstanding that the original Agreement in paragraph 27 does not provide for any written amendments, the parties hereto agree and consent to the terms hereinafter set out.

AND WHERE AS the parties wish to acknowledge these terms so that they may bring the original Agreement back into good standing.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual provenances, covenants and agreements herein contained, the parties hereto agree as follows:

       1. Save for the specific amendments referred to herein, the parties agree and acknowledge that the original Agreement continues to bind them and set out all of the terms and conditions as between them, subject to this Amendment Agreement.



       2. The parties acknowledge that Dynamic will pay to Global, upon execution of this Agreement, the sum of TWENTY-FIVE THOUSAND

          ($25,000.00) DOLLARS in legal currency of the United States of

          America, and that a further payment of THIRTY THOUSAND ($30,000.00)

          DOLLARS in legal currency of the United States of America, will be paid on or before the 4th day of February, 2007.  The parties hereto agree that the aforesaid payments reflect an amendment of paragraph 3 in the original Agreement in respect of the due dates with respect to the cash payments otherwise referred to therein.



       3. The parties hereto further agree to amend paragraph 3.1 (c)



       4. The parties hereto further agree and acknowledge that as of the date of this Agreement there are no defaults which are not otherwise cured by this Agreement outstanding, which would otherwise allow Global to terminate the original Agreement.



       5. The parties hereto further agree and acknowledge that paragraph 25 of the original Agreement indicates that the terms and provisions of the

          Agreement shall be interpreted in accordance with the laws of British

          Columbia.  The parties hereto also acknowledge that should issues arise with respect to
          interests in lands that are situate in Nevada, then the parties agree to submit any such disputes to a Court of competent jurisdiction in

          Nevada.



       6. This Agreement, together with the original Agreement, now constitutes the entire Agreement between the parties, and replaces and supercedes all prior agreements (save for the original Agreement which forms part of it), memoranda, correspondence, communications and negotiations and representations, whether verbal or written, express or implied,

          statutory or otherwise between the parties with respect to the subject matter herein and may only be varied upon further agreement in writing, executed by both parties.

   TIME OF ESSENCE:

       7. Time will continue to be of essence in this Agreement.

   ENFORCEMENT OF AGREEMENT

       8. The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.

   IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day of the year first above written.


   DYNAMIC VENTRES LTD.

   Per:       /s/ Robert Fedun

		  --------------------
		  Robert Fedun
   		  Authorized Signatory


   CONSLIDATED GLOBAL MINERALS LTD.

   Per:       /s/ George Heard

		  ------------------
		  George Heard
		  Authorized signatory